UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

CAS MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 16, 2013, CAS Medical Systems, Inc. (the “Company”) filed a Preliminary Prospectus Supplement pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), which contained the following information on page S-2 thereof:

We have completed our second fiscal quarter ended June 30, 2013. Although we have not yet finalized and announced our consolidated financial results for the second quarter of 2013, our preliminary financial data reflect revenues of approximately $5.0 million for the quarter, consisting of $2.2 million from sales of Tissue Oximetry Monitoring products, an increase of approximately 15% from the same period in the prior year, and $2.8 million from sales of our Traditional Monitoring products, a decrease of approximately 13% from the same period in the prior year. We expect to announce a net loss for the quarter ended June 30, 2013.

Item 7.01. Regulation FD Disclosure.

On July 16, 2013, the Company issued a press release announcing a proposed underwritten public offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated July 16, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

By:	/s/ Jeffery A. Baird
Jeffery A. Baird Chief Financial Officer

Date:  July 16, 2013

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